Exhibit 99.1

Kalaris Reports First Quarter 2026 Financial Results and Provides Business Updates

Patient screening now underway in the Phase 1b/2 study with the latest drug product batch on track to be available to support upcoming dosing; preliminary data anticipated in 1H 2027

Planned Phase 3 clinical trials remain on track for 2027 year-end initiation

$104.9 million in cash, cash equivalents and marketable securities as of March 31, 2026 is expected to fund operations into the fourth quarter of 2027 and through key clinical milestones

BERKELEY HEIGHTS, N.J., May 12, 2026 (GLOBE NEWSWIRE)—Kalaris Therapeutics, Inc. (Nasdaq: KLRS) (“Kalaris”), a clinical stage biopharmaceutical company dedicated to the development and commercialization of treatments for prevalent retinal diseases, today announced financial results for the first quarter ended March 31, 2026 and provided business updates.

“I am happy to report that new batches of clinical material have been manufactured and are undergoing packaging and labeling, and we are currently screening patients for dosing in our Phase 1b/2 study of TH103 for neovascular Age-related Macular Degeneration,” said Andrew Oxtoby, Chief Executive Officer of Kalaris Therapeutics. “Our Phase 1b/2 multiple ascending dose trial is designed to accelerate TH103’s clinical development and inform dose selection for potential future Phase 3 development, and we look forward to sharing data from this ongoing trial in the first half of 2027.”

Q1 2026—Business Updates

•	On February 26th, Dean Eliott, MD, presented previously shared positive initial Phase 1a data at the 49th Annual Meeting of the Macula Society.

•	New manufacturing batch completed including process enhancements that have further reduced already low levels of process impurities.

•

Kalaris is currently conducting a Phase 1b/2, multi-ascending dose, dose-finding study evaluating four monthly loading doses of TH103. The study aims to assess the safety and efficacy of repeat doses of TH103 at different dose levels and to identify the optimal dose and regimen for potential Phase 3 development.

•	Preliminary data from the Phase 1b/2 study is expected in the first half of 2027.

Financial Results for the First Quarter Ended March 31, 2026

Cash, Cash Equivalents and Marketable Securities: As of March 31, 2026, Kalaris had cash, cash equivalents and marketable securities of $104.9 million, compared with cash and cash equivalents of $118.0 million as of December 31, 2025. The decrease in cash, cash equivalents and marketable securities was primarily a result of cash used in operating activities during the period. Kalaris expects that its cash, cash equivalents and marketable securities as of March 31, 2026 will be sufficient to fund its operations into the fourth quarter of 2027.

Research and Development Expenses: Research and development expenses were $7.6 million for the quarter ended March 31, 2026, compared with $6.0 million for the quarter ended March 31, 2025. The increase was primarily attributable to an increase in CRO and other clinical expenses as Kalaris opened additional investigational sites and enrolled patients in our clinical program.

General and Administrative Expenses: General and administrative expenses were $4.3 million for the quarter ended March 31, 2026, compared with $4.3 million for the quarter ended March 31, 2025.

Net Loss: For the quarter ended March 31, 2026, net loss was $10.9 million compared with a net loss of $10.2 million for the quarter ended March 31, 2025. The total number of shares of common stock outstanding as of March 31, 2025 was 22,992,291.

About Kalaris

Kalaris Therapeutics is a clinical-stage biopharmaceutical company dedicated to the development and commercialization of treatments for prevalent retinal diseases. Founded by renowned scientist Dr. Napoleone Ferrara, whose pioneering research led to the development of anti-VEGF therapy, the company is committed to advancing novel therapeutic approaches for patients with sight-threatening retinal conditions with major unmet medical needs.

For more information, visit www.kalaristx.com.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934, as amended, that involve substantial risk and uncertainties. All statements, other than statements of historical fact, contained in this press release, including statements regarding the strategy, future operations, future financial position, projected costs, prospects, plans and objectives of management of Kalaris; the therapeutic potential of TH103 for neovascular Age-related Macular Degeneration and other exudative and neovascular retinal diseases; the anticipated timeline for reporting data from the ongoing Phase 1b/2 clinical trial of TH103 and initiating Phase 3 clinical trials; plans to advance TH103 into Phase 3 clinical trials and to develop TH103 for additional indications; the sufficiency of Kalaris’ cash resources for the period anticipated, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These statements are based on current expectations and beliefs of the management of Kalaris as well as assumptions made by, and information currently available to, the management of Kalaris and are subject to risks and uncertainties. There can be no assurance that future developments affecting Kalaris will be those that it has anticipated. Actual results or events could differ materially from the plans, intentions and expectations disclosed in these forward-looking statements as a result of various important factors, including: risks associated with the clinical development and regulatory approval of TH103, including potential delays in the completion of clinical trials; expectations regarding the therapeutic benefits, clinical potential and clinical development of TH103; the timing of and Kalaris’ ability to enroll patients in clinical trials; whether results from preclinical studies and initial data from early clinical trials will be predictive of the final results of the clinical trials or future trials; dependence on third parties for the development and manufacture of TH103; risks related to the inability of Kalaris to obtain sufficient additional capital to continue to advance its product candidate; uncertainties in obtaining successful clinical results for product candidates and unexpected costs that may result therefrom; risks related to the failure to realize any value from any product candidates being developed and anticipated to be developed in light of inherent risks and difficulties involved in successfully bringing product candidates to market; the ability to obtain, maintain, and protect intellectual property rights related to product candidates; changes in regulatory requirements and government incentives; Kalaris’ competitive position and expectations regarding developments and projections relating to its competitors and any competing therapies that are or become available; the risk of involvement in current and future litigation; and such other factors as are set forth in Kalaris’ public filings with the SEC, including, but not limited to, those described under the heading “Risk Factors”. Kalaris may not actually achieve the plans, intentions or expectations disclosed in its forward-looking statements, and you should not place undue reliance on its forward-looking statements. The forward-looking statements contained in this press release are made as of the date of this press release, and Kalaris does not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Kalaris Therapeutics Investor Contact:

Corey Davis, Ph.D.

LifeSci Advisors

+1 212 915 2577

cdavis@lifesciadvisors.com

ir@kalaristx.com

Kalaris Therapeutics, Inc.

Condensed Consolidated Statements of Operations

(unaudited, in thousands, except share and per share data)

	Three Months Ended March 31,
	2026	2025
Operating expenses
Research and development	$7,572	$6,030
General and administrative	4,261	4,324

Total operating expenses	11,833	10,354

Loss from operations	(11,833)	(10,354)

Total other income, net	977	158

Net loss	$(10,856)	$(10,196)

Net loss per share, basic and diluted	$(0.46)	$(2.52)

Weighted-average shares outstanding, basic and diluted	23,723,618	4,053,140

Kalaris Therapeutics, Inc.

Condensed Consolidated Balance Sheets

(unaudited, in thousands)

	March 31,	December 31,
	2026	2025
Assets
Current assets
Cash, cash equivalents and short-term marketable securities	$97,215	$117,982
Other current assets	1,250	827

Total current assets	98,465	118,809

Long-term marketable securities	7,654	—
Other assets	3,686	2,927

Total assets	$109,805	$121,736

Liabilities and stockholders’ equity
Current liabilities	$8,079	$9,714
Long-term liabilities	33,169	33,208

Total liabilities	41,248	42,922

Total stockholders’ equity	68,557	78,814

Total liabilities and stockholders’ equity	$109,805	$121,736